Exhibit 99.1

January 29, 2021

FOR IMMEDIATE RELEASE

Media Contact:  Neil Shapiro (212) 271-3447

Investor Contact:  Joel Jeffrey  (212) 271-3610

www.stifel.com/investor-relations

STIFEL REPORTS RECORD FOURTH QUARTER AND FULL-YEAR RESULTS

•	25th consecutive year of record net revenues of $3.8 billion, an increase of 12.4% compared with 2019.
•	Quarterly record net revenues of $1.1 billion, an increase of 20.0% over the third quarter of 2020.
•	Record quarterly net income available to common shareholders of $180.8 million, or $1.55 per diluted common share.(1)
•	Record non-GAAP net income available to common shareholders of $195.1 million, or $1.67 per diluted common share.(1)
•	Record client assets of $357.4 billion, increased 8.5% compared with the year-ago quarter.
•	Annualized return on average tangible common shareholders’ equity(2) was 30.8%.
•	Non-GAAP annualized return on average tangible common shareholders’ equity(2) was 33.3%.
•	Increasing quarterly dividend by approximately 32% to $0.15 per common share starting in first quarter of 2021.

ST. LOUIS, MO – Stifel Financial Corp. (NYSE: SF) today reported record net income available to common shareholders of $180.8 million, or $1.55 per diluted common share(1) on record net revenues of $1.1 billion for the three months ended December 31, 2020, compared with net income available to common shareholders of $125.8 million, or $1.08 per diluted common share,(1) on net revenues of $944.3 million for the fourth quarter of 2019.

For the three months ended December 31, 2020, the Company reported record non-GAAP net income available to common shareholders of $195.1 million, or $1.67 per diluted common share.(1) The Company’s reported GAAP net income for the three months ended December 31, 2020 was primarily impacted by merger-related expenses. Details discussed below and in the “Non-GAAP Financial Matters” section.

Chairman’s Comments

“Stifel’s performance in 2020 was a testament to the strength of our business model as we were able to navigate market challenges and generated our 25th consecutive year of record net revenue. We entered the year expecting two of our primary growth drivers to be continued strength in net interest income and advisory revenue. However, following the pandemic outbreak, Stifel and our associates were able to successfully pivot to the subsequent changes in the market environment and we finished the year with record results from our brokerage and capital raising businesses. Our record revenue also generated record non-GAAP earnings per share of $4.56 and non-GAAP return on tangible equity of nearly 25%,” stated Ronald J. Kruszewski, Chairman and Chief Executive Officer of Stifel.

Mr. Kruszewski continued, “We entered 2021 with record recruiting and investment banking pipelines, record client assets, and more than $500 million of excess capital. These factors, combined with our long history of profitable growth, drive my optimism for 2021 and beyond.”

Fourth Quarter Review

Quarterly Highlights

•	Record net revenues of $1.1 billion, increased 12.2% with the year-ago quarter, and increased 20.0% sequentially.
•	Record net revenues in Global Wealth Management and Institutional Group segments.
•	Record net income available to common shareholders of $180.8 million, or $1.55 per diluted common share.(1)
•	Record non-GAAP net income available to common shareholders of $195.1 million, or $1.67 per diluted common share.(1)

Financial Highlights (Unaudited)	Three Months Ended
($ in 000s, except per share data)	GAAP 12/31/20	GAAP 12/31/19	% Change	GAAP 9/30/20	% Change	Non-GAAP (3) 12/31/20	Non-GAAP (3) 12/31/19	% Change
Net revenues	$1,059,910	$944,251	12.2	$883,300	20.0	$1,059,883	$944,425	12.2
Net income applicable to Stifel Financial Corp.	$188,469	$130,690	44.2	$120,527	56.4	$202,731	$151,442	33.9
Preferred dividends	7,677	4,843	58.5	9,897	(22.4)	7,677	4,843	58.5
Net income available to common shareholders	$180,792	$125,847	43.7	$110,630	63.4	$195,054	$146,599	33.1
Earnings per diluted common share (1)	$1.61	$1.12	43.8	$1.06	51.9	$1.74	$1.30	33.8
Earnings per diluted common share available to common shareholders (1)	$1.55	$1.08	43.5	$0.97	59.8	$1.67	$1.26	32.5
Compensation ratio	58.6%	60.0%		60.4%		57.9%	58.3%
Non-compensation ratio	19.3%	22.8%		21.7%		18.3%	21.2%
Pre-tax operating margin (4)	22.1%	17.2%		17.9%		23.8%	20.5%

Net Revenues

Net revenues were a record $1.1 billion for the fourth quarter of 2020, a 12.2% increase from the fourth quarter of 2019 and a 20.0% increase from the third quarter of 2020. Net revenues, compared with the fourth quarter of 2019, reflected higher brokerage revenues, an increase in capital raising and advisory fee revenues and asset management and service fees, partially offset by a decline in net interest income. Net revenues, compared with the third quarter of 2020, reflected increased capital raising and advisory fee revenues, growth in brokerage revenues and asset management and services fees, as well as higher net interest income.

Brokerage Revenues

Brokerage revenues, defined as commissions and principal transactions, were $342.6 million, an 18.3% increase compared with the fourth quarter of 2019 and a 9.3% increase compared with the third quarter of 2020.

	Three Months Ended
($ in 000s)	12/31/20	12/31/19	% Change	9/30/20	% Change
Global Wealth Management	$185,719	$174,000	6.7	$162,627	14.2
Institutional brokerage:
Equity capital markets	69,201	45,989	50.5	54,204	27.7
Fixed income capital markets	87,664	69,563	26.0	96,706	(9.3)
Total institutional brokerage	156,865	115,552	35.8	150,910	3.9
Total brokerage revenues	$342,584	$289,552	18.3	$313,537	9.3
•	Global Wealth Management brokerage revenues were $185.7 million, a 6.7% increase compared with the fourth quarter of 2019 and a 14.2% increase compared with the third quarter of 2020.
•	Institutional equity brokerage revenues were $69.2 million, a 50.5% increase compared with the fourth quarter of 2019 and a 27.7% increase compared with the third quarter of 2020.
•	Institutional fixed income brokerage revenues were $87.7 million, a 26.0% increase compared with the fourth quarter of 2019 and a 9.3% decrease compared with the third quarter of 2020.

Investment Banking Revenues

Investment banking revenues were a record $337.7 million, a 21.8% increase compared with the fourth quarter of 2019 and a 54.8% increase compared with the third quarter of 2020.

	Three Months Ended
($ in 000s)	12/31/20	12/31/19	% Change	9/30/20	% Change
Capital raising:
Global Wealth Management	$9,562	$9,278	3.1	$8,113	17.9

Equity capital markets	104,097	64,384	61.7	78,462	32.7
Fixed income capital markets	50,613	48,181	5.0	50,717	(0.2)
Institutional Group	154,710	112,565	37.4	129,179	19.8
Total capital raising (6)	164,272	121,843	34.8	137,292	19.7
Advisory fees	173,395	155,331	11.6	80,842	114.5
Total investment banking (6)	$337,667	$277,174	21.8	$218,134	54.8
•	Global Wealth Management capital raising revenues were $9.6 million, a 3.1% increase compared with the fourth quarter of 2019 and a 17.9% increase compared with the third quarter of 2020.
•	Institutional equity capital raising revenues were $104.1 million, a 61.7% increase compared with the fourth quarter of 2019 and a 32.7% increase compared with the third quarter of 2020.
•	Institutional fixed income capital raising revenues were $50.6 million, a 5.0% increase compared with the fourth quarter of 2019 and a 0.2% decrease compared with the third quarter of 2020.
•	Advisory fee revenues were $173.4 million, an 11.6% increase compared with the fourth quarter of 2019 and a 114.5% increase compared with the third quarter of 2020.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were a record $249.9 million, an 11.6% increase compared with the fourth quarter of 2019 and an 8.3% increase compared with the third quarter of 2020. The increase from the comparative period in 2019 is primarily attributable to higher asset values and strong fee-based asset flows. Please refer to the Asset Management and Service Fee Break-down table for additional details.

Net Interest Income

Net interest income of $105.4 million, a 22.3% decrease compared with the fourth quarter of 2019 and a 4.7% increase compared with the third quarter of 2020. The decrease from the fourth quarter of 2019 was primarily driven by the impact of lower interest rates. Please refer to the Net Interest Income Analysis table for additional details.

•	Interest income was $119.9 million, a 28.3% decrease compared with the fourth quarter of 2019 and a 4.8% increase compared with the third quarter of 2020.
•	Interest expense was $14.5 million, a 53.8% decrease compared with the fourth quarter of 2019 and a 5.0% increase compared with the third quarter of 2020.

Annual Review

Annual Highlights

•	Record net revenues of $3.8 billion, increased 12.4% compared with 2019.
•	Record net revenues in Global Wealth Management.
•	Record net revenues and pre-tax operating income in Institutional Group.
•	Record net income available to common shareholders of $476.2 million, or $4.16 per diluted common share.(1)
•	Record non-GAAP net income available to common shareholders of $522.8 million, or $4.56 per diluted common share.(1)

For year ended December 31, 2020, the Company reported record net income available to common shareholders of $476.2 million, or $4.16 per diluted common share(1) on record net revenues of $3.8 billion, compared with net income available to common shareholders of $431.1 million, or $3.66 per diluted common share,(1) on net revenues of $3.3 billion for the comparable in 2019.

For the year ended December 31, 2020, the Company reported non-GAAP net income available to common shareholders of $522.8 million, or $4.56 per diluted common share.(1) The Company’s reported GAAP net income for the year ended December 31, 2020 was primarily impacted by merger-related expenses. Details are discussed below and in the “Non-GAAP Financial Matters” section.

Financial Highlights (Unaudited)	Year Ended
($ in 000s, except per share data)	GAAP 12/31/20	GAAP 12/31/19	% Change	Non-GAAP (3) 12/31/20	Non-GAAP (3) 12/31/19	% Change
Net revenues	$3,752,061	$3,337,030	12.4	$3,752,213	$3,337,204	12.4
Net income applicable to Stifel Financial Corp.	$503,472	$448,396	12.3	$550,108	$496,955	10.7
Preferred dividends	27,261	17,319	57.4	27,261	17,319	57.4
Net income available to common shareholders	$476,211	$431,077	10.5	$522,847	$479,636	9.0
Earnings per diluted common share (1)	$4.39	$3.80	15.5	$4.80	$4.22	13.7
Earnings per diluted common share available to common shareholders (1)	$4.16	$3.66	13.7	$4.56	$4.07	12.0
Compensation ratio	60.7%	59.3%		59.9%	58.3%
Non-compensation ratio	21.9%	22.7%		21.1%	21.8%
Pre-tax operating margin (5)	17.4%	18.0%		19.0%	19.9%

Net Revenues

Net revenues were a record $3.8 billion for the year ended December 31, 2020, a 12.4% increase compared with 2019. Net revenues, compared with 2019, reflected significantly higher brokerage revenues, increased capital raising revenues, and asset management and service fees, partially offset by lower net interest income and advisory fee revenues.

Brokerage Revenues

Brokerage revenues were $1.3 billion, a 25.8% increase compared with 2019.

	Year Ended
($ in 000s)	12/31/20	12/31/19	% Change
Global Wealth Management	$687,348	$649,699	5.8
Institutional brokerage:
Equity capital markets	256,793	166,577	54.2
Fixed income capital markets	404,789	255,969	58.1
Total institutional brokerage	661,582	422,546	56.6
Total brokerage revenues	$1,348,930	$1,072,245	25.8
•	Global Wealth Management brokerage revenues were $687.3 million, a 5.8% increase compared with 2019.
•	Institutional equity brokerage revenues were $256.8 million, a 54.2% increase compared with 2019.
•	Institutional fixed income brokerage revenues were $404.8 million, a 58.1% increase compared with 2019.

Investment Banking Revenues

Investment banking revenues were $952.3 million, a 16.5% increase compared with 2019.

	Year Ended
($ in 000s)	12/31/20	12/31/19	% Change
Capital raising:
Global Wealth Management	36,005	37,915	(5.0)

Equity capital markets	306,031	204,405	49.7
Fixed income capital markets	182,121	127,122	43.3
Institutional Group	488,152	331,527	47.2
Total capital raising (6)	524,157	369,442	41.9
Advisory fees	428,147	447,979	(4.4)
Total investment banking (6)	$952,304	$817,421	16.5
•	Global Wealth Management capital raising revenues were $36.0 million, a 5.0% decrease compared with 2019.
•	Institutional equity capital raising revenues were $306.0 million, a 49.7% increase compared with 2019.
•	Institutional fixed income capital raising revenues were $182.1 million, a 43.3% increase compared with 2019.
•	Advisory fee revenues were $428.1 million, a 4.4% decrease compared with 2019.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were $917.4 million, an 8.2% increase compared with 2019. The increase is primarily attributable to higher asset values and strong fee-based asset flows.

Net Interest Income

Net interest income of $458.1 million, a 16.3% decrease compared with 2019. The decrease is primarily driven by the impact of lower interest rates.

•	Interest income was $523.8 million, a 27.7% decrease compared with 2019.
•	Interest expense was $65.8 million, a 63.0% decrease compared with 2019.

Fourth Quarter & Full Year 2020

Compensation and Benefits Expenses

For the quarter ended December 31, 2020, compensation and benefits expenses were $621.3 million, which included $7.4 million of merger-related and severance expenses (non-GAAP adjustments). This compares with $567.0 million in the fourth quarter of 2019 and $533.6 million in the third quarter of 2020. Excluding the non-GAAP adjustments, compensation and benefits as a percentage of net revenues were 57.9% in the fourth quarter of 2020 (non-GAAP measure).

For the year ended December 31, 2020, compensation and benefits expenses were $2.3 billion, which included $30.3 million of merger-related and severance expenses (non-GAAP adjustments), compared to $2.0 billion in 2019. Excluding the non-GAAP adjustments, compensation and benefits as a percentage of net revenues were 59.9% in the year ended December 31, 2020 (non-GAAP measure).

The increase in compensation and benefits expenses was primarily attributable to the change in the composition of revenues as compared to 2019.

	Three Months Ended		Year Ended
($ in 000s)	12/31/20	12/31/19	12/31/20	12/31/19
GAAP compensation and benefits	$621,344	$566,981	$2,279,335	$1,978,116
As a percentage of net revenues	58.6%	60.0%	60.7%	59.3%
Non-GAAP adjustments: (7)
Merger-related and severance	(7,352)	(16,304)	(30,259)	(32,367)
Non-GAAP compensation and benefits	$613,992	$550,677	$2,249,076	$1,945,749
As a percentage of non-GAAP net revenues	57.9%	58.3%	59.9%	58.3%

Non-Compensation Operating Expenses

For the quarter ended December 31, 2020, non-compensation operating expenses were $203.9 million, which included $10.4 million of merger-related expenses (non-GAAP adjustments). This compares with $214.7 million in the fourth quarter of 2019 and $191.3 million in the third quarter of 2020. Excluding the non-GAAP adjustments, non-compensation operating expenses as a percentage of net revenues for the quarter ended December 31, 2020 were 18.3% (non-GAAP measure).

The decrease in non-compensation operating expenses compared with the fourth quarter of 2019 was primarily due to significantly lower travel, entertainment, and conference-related expenses. In addition, the provision for credit losses and net provisions for litigation matters were lower. These decreases were partially offset by higher volume-related expenses, including investment banking transaction expenses, reflecting an increase in activity levels. In addition, occupancy expense and professional fees were higher.

For the year ended December 31, 2020, non-compensation operating expenses were $821.6 million, which included $30.1 million of merger-related expenses (non-GAAP adjustments), compared with $759.8 million in 2019. Excluding the non-GAAP adjustments, non-compensation operating expenses as a percentage of net revenues for the year ended December 31, 2020 were 21.1% (non-GAAP measure).

The increase in non-compensation operating expenses compared with 2019 was primarily attributable to an increase in the provision for credit losses as a result of the impact of COVID-19 on the broader economic environment (incorporating the impact of accounting for credit losses under the CECL standard)(8) and higher volume-related expenses, including investment banking transaction expenses, reflecting an increase in activity levels. In addition, occupancy expense and professional fees were higher. These increases were partially offset by significant decreases in travel, entertainment, and conference-related expenses as a result of the global pandemic.

	Three Months Ended		Year Ended
($ in 000s)	12/31/20	12/31/19	12/31/20	12/31/19
GAAP non-compensation expenses	$203,865	$214,677	$821,566	$759,776
As a percentage of net revenues	19.3%	22.8%	21.9%	22.7%
Non-GAAP adjustments: (7)
Merger-related	(10,381)	(14,964)	(30,053)	(28,663)
Litigation-related	—	—	—	(3,507)
	(10,381)	(14,964)	(30,053)	(32,170)
Non-GAAP non-compensation expenses	$193,484	$199,713	$791,513	$727,606
As a percentage of non-GAAP net revenues	18.3%	21.2%	21.1%	21.8%

Provision for Income Taxes

The GAAP effective income tax rate for the quarter ended December 31, 2020 was 19.7%. This compares with an effective income tax rate of 19.6% for the fourth quarter of 2019 and 23.9% for the third quarter of 2020. The adjusted non-GAAP effective income tax rate for the quarter ended December 31, 2020 was 19.7%.

The GAAP effective income tax rate for the year ended December 31, 2020 was 22.7%, compared with 25.0% in 2019. The adjusted non-GAAP effective income tax rate for the year ended December 31, 2020 was 22.7%.

	Three Months Ended		Year Ended
($ in 000s)	12/31/20	12/31/19	12/31/20	12/31/19
GAAP provision for income taxes	$46,232	$31,925	$147,688	$149,152
GAAP effective tax rate	19.7%	19.6%	22.7%	25.0%
Non-GAAP adjustments: (7)
Merger-related, litigation-related, and severance	3,319	7,203	13,689	16,152
Other	125	3,487	139	—
	3,444	10,690	13,828	16,152
Non-GAAP provision for income taxes	$49,676	$42,615	$161,516	$165,304
Non-GAAP effective tax rate	19.7%	22.0%	22.7%	25.0%

Conference Call Information

Stifel Financial Corp. will host its fourth quarter 2020 financial results conference call on Friday, January 29, 2021, at 9:30 a.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID 1145988. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners business division; Keefe, Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Century Securities Associates, Inc. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Statements about the effects of the COVID-19 pandemic on the Company’s business, results, financial position and liquidity may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected.

Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
($ in 000s, except per share amounts)	12/31/20	12/31/19	% Change	9/30/20	% Change	12/31/20	12/31/19	% Change
Revenues:
Commissions	$199,847	$183,144	9.1	$172,654	15.7	$760,627	$667,494	14.0
Principal transactions	142,737	106,408	34.1	140,883	1.3	588,303	404,751	45.3
Brokerage revenues	342,584	289,552	18.3	313,537	9.3	1,348,930	1,072,245	25.8

Advisory fees	173,395	155,331	11.6	80,842	114.5	428,147	447,979	(4.4)
Capital raising	164,276	121,843	34.8	137,292	19.7	524,161	369,442	41.9
Investment banking	337,671	277,174	21.8	218,134	54.8	952,308	817,421	16.5
Asset management and service fees	249,928	223,969	11.6	230,782	8.3	917,424	848,035	8.2
Other income	24,366	17,917	36.0	20,258	20.3	75,345	52,378	43.8
Operating revenues	954,549	808,612	18.0	782,711	22.0	3,294,007	2,790,079	18.1
Interest revenue	119,876	167,087	(28.3)	114,411	4.8	523,832	724,882	(27.7)
Total revenues	1,074,425	975,699	10.1	897,122	19.8	3,817,839	3,514,961	8.6
Interest expense	14,515	31,448	(53.8)	13,822	5.0	65,778	177,931	(63.0)
Net revenues	1,059,910	944,251	12.2	883,300	20.0	3,752,061	3,337,030	12.4

Non-interest expenses:
Compensation and benefits	621,344	566,981	9.6	533,638	16.4	2,279,335	1,978,116	15.2
Occupancy and equipment rental	73,729	64,327	14.6	68,598	7.5	274,664	242,893	13.1
Communication and office supplies	40,443	39,845	1.5	40,123	0.8	164,736	147,428	11.7
Commissions and floor brokerage	12,687	11,505	10.3	13,254	(4.3)	55,960	44,011	27.2
Provision for credit losses	—	4,412	n/m	(1,353)	n/m	33,925	9,977	240.0
Other operating expenses	77,006	94,588	(18.6)	70,647	9.0	292,281	315,467	(7.3)
Total non-interest expenses	825,209	781,658	5.6	724,907	13.8	3,100,901	2,737,892	13.3
Income before income taxes	234,701	162,593	44.3	158,393	48.2	651,160	599,138	8.7
Provision for income taxes	46,232	31,925	44.8	37,866	22.1	147,688	149,152	(1.0)
Net income	188,469	130,668	44.2	120,527	56.4	503,472	449,986	11.9
Net income/(loss) applicable to non-controlling interests	—	(22)	n/m	—	—	—	1,590	n/m
Net income applicable to Stifel Financial Corp.	188,469	130,690	44.2	120,527	56.4	503,472	448,396	12.3
Preferred dividends	7,677	4,843	58.5	9,897	(22.4)	27,261	17,319	57.4
Net income available to common shareholders	$180,792	$125,847	43.7	$110,630	63.4	$476,211	$431,077	10.5
Earnings per common share: (1)
Basic	$1.70	$1.19	42.9	$1.04	63.4	$4.49	$3.99	12.5
Diluted	$1.55	$1.08	43.5	$0.97	59.8	$4.16	$3.66	13.7

Cash dividends declared per common share (1)	$0.11	$0.10	10.0	$0.11	—	$0.45	$0.40	12.5

Weighted average number of common shares outstanding: (1)
Basic	106,041	105,705	0.3	105,941	0.1	106,174	107,997	(1.7)
Diluted	116,828	116,720	0.1	113,775	2.7	114,573	117,878	(2.8)

Summary Business Segment Results (Unaudited)
	Three Months Ended					Year Ended
($ in 000s)	12/31/20	12/31/19	% Change	9/30/20	% Change	12/31/20	12/31/19	% Change
Net revenues:
Global Wealth Management	$575,252	$552,945	4.0	$526,836	9.2	$2,190,826	$2,130,559	2.8
Institutional Group	489,448	391,907	24.9	363,365	34.7	1,583,147	1,214,017	30.4
Other	(4,790)	(601)	n/m	(6,901)	n/m	(21,912)	(7,546)	n/m
Total net revenues	$1,059,910	$944,251	12.2	$883,300	20.0	$3,752,061	$3,337,030	12.4

Operating expenses:
Global Wealth Management	$378,790	$356,650	6.2	$347,906	8.9	$1,464,942	$1,344,599	9.0
Institutional Group	365,793	336,366	8.7	286,524	27.7	1,257,862	1,038,347	21.1
Other	80,626	88,642	(9.0)	90,477	(10.9)	378,097	354,946	6.5
Total operating expenses	$825,209	$781,658	5.6	$724,907	13.8	$3,100,901	$2,737,892	13.3

Operating contribution:
Global Wealth Management	$196,462	$196,295	0.1	$178,930	9.8	$725,884	$785,960	(7.6)
Institutional Group	123,655	55,541	122.6	76,841	60.9	325,285	175,670	85.2
Other	(85,416)	(89,243)	(4.3)	(97,378)	(12.3)	(400,009)	(362,492)	10.3
Income before income taxes	$234,701	$162,593	44.3	$158,393	48.2	$651,160	$599,138	8.7

As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	52.8	49.7		52.7		52.0	49.1
Institutional Group	58.1	63.7		58.0		59.6	60.6
Non-compensation operating expenses
Global Wealth Management	13.0	14.8		13.3		14.9	14.0
Institutional Group	16.6	22.1		20.9		19.9	24.9
Income before income taxes
Global Wealth Management	34.2	35.5		34.0		33.1	36.9
Institutional Group	25.3	14.2		21.1		20.5	14.5
Consolidated pre-tax margin	22.1	17.2		17.9		17.4	18.0

Financial metrics (unaudited):	As of and For the Three Months Ended
($ in 000s, except percentages and per share amounts)	12/31/20	12/31/19	9/30/20
Total assets	$26,604,254	$24,610,225	$25,549,182
Total Stifel Financial shareholders' equity	4,238,766	3,614,791	4,030,687
Book value per common share (1) (9)	$35.91	$32.24	$33.97
Return on common equity (10)	20.0%	15.6%	12.8%
Non-GAAP return on common equity (3) (10)	21.6%	18.2%	14.0%
Return on tangible common equity (2)	30.8%	25.7%	20.4%
Non-GAAP return on tangible common equity (2) (3)	33.3%	29.9%	22.2%
Tier 1 common capital ratio (11)	16.5%	15.2%	15.4%
Tier 1 risk based capital ratio (11)	20.2%	17.6%	19.2%
Tier 1 leverage capital ratio (11)	11.9%	10.0%	11.3%
Pre-tax margin on net revenues	22.1%	17.2%	17.9%
Non-GAAP pre-tax margin on net revenues (3) (4)	23.8%	20.5%	19.4%
Effective tax rate	19.7%	19.6%	23.9%
Non-GAAP effective tax rate (3)	19.7%	22.0%	23.9%

Statistical Information (unaudited):	As of and For the Three Months Ended
($ in 000s, except financial advisors and locations)	12/31/20	12/31/19	% Change	9/30/20	% Change
Financial advisors	2,187	2,127	2.8	2,177	0.5
Independent contractors	93	95	(2.1)	94	(1.1)
Total financial advisors	2,280	2,222	2.6	2,271	0.4
Locations	450	446	0.9	451	(0.2)
Total client assets (12)	$357,429,000	$329,495,000	8.5	$325,159,000	9.9
Fee-based client assets (12)	$129,372,000	$117,189,000	10.4	$115,162,000	12.3
Client money market and insured product	$22,837,000	$14,841,000	53.9	$20,367,000	12.1
Secured client lending (13)	$2,816,973	$3,363,450	(16.2)	$2,783,138	1.2

	Asset Management and Service Fee Break-down (unaudited)
Asset Management and Service Fee Revenues:	Three Months Ended
($ in 000s)	12/31/20	12/31/19	% Change	9/30/20	% Change
Private Client Group (14)	$208,238	$177,987	17.0	$190,799	9.1
Asset Management	28,298	31,653	(10.6)	27,539	2.8
Third-party Bank Sweep Program	2,782	3,821	(27.2)	1,623	71.4
Other (15)	10,610	10,508	1.0	10,821	(1.9)
Total asset management and service fee revenues	$249,928	$223,969	11.6	$230,782	8.3

Fee-based Assets:	Three Months Ended
($ in millions)	12/31/20	12/31/19	% Change	9/30/20	% Change
Private Client Group (14)	$111,995	$92,110	21.6	$99,374	12.7
Asset Management	29,864	36,525	(18.2)	27,196	9.8
Elimination (16)	(12,487)	(11,446)	9.1	(11,408)	9.5
Total fee-based assets	$129,372	$117,189	10.4	$115,162	12.3

Third-party Bank Sweep Program	$6,555	$1,185	453.2	$4,691	39.7

ROA (bps) (17)
Private Client Group (14)	83.8	83.6		83.5
Asset Management	37.9	34.7		40.5
Third-party Bank Sweep Program	18.9	123.7		15.2

Consolidated Net Interest Income Analysis (Unaudited):

	Three Months Ended
	December 31, 2020			December 31, 2019			September 30, 2020
($ in millions, except percentages)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
Interest-earning assets:
Cash and federal funds sold	$1,545.2	$1.1	0.28%	$805.7	$3.6	1.80%	$1,789.8	$1.1	0.25%
Financial instruments owned	670.9	2.2	1.33	1,074.2	5.1	1.91	801.3	2.9	1.46
Margin balances	869.0	5.9	2.70	1,291.7	11.6	3.58	872.5	5.8	2.66
Investments:
Asset-backed securities	4,826.6	21.5	1.78	4,511.8	38.8	3.44	4,838.7	25.3	2.09
Mortgage-backed securities	758.8	2.6	1.38	987.9	5.1	2.06	824.0	3.2	1.55
Corporate fixed income securities	602.8	4.1	2.74	663.7	4.8	2.89	551.8	3.5	2.50
State and municipal securities	2.4	—	1.98	27.7	0.2	2.22	2.4	—	1.97
Other	4.4	0.1	2.10	4.5	—	2.02	4.9	—	2.07
Total Investments	6,195.0	28.3	1.83	6,195.6	48.9	3.16	6,221.8	32.0	2.06
Loans:
Commercial and industrial	4,206.7	32.7	3.11	3,380.0	36.9	4.37	4,036.3	30.1	2.98
Residential real estate	3,820.8	27.7	2.90	3,144.9	24.0	3.06	3,711.2	26.1	2.81
Securities-based loans	1,899.7	9.6	2.03	2,064.7	18.5	3.59	1,787.1	9.2	2.05
Commercial real estate	379.1	3.3	3.52	386.2	5.8	6.03	400.0	3.8	3.76
Loans held for sale	489.1	3.0	2.45	335.3	4.0	4.80	460.1	2.6	2.25
Other	649.3	4.9	3.02	503.4	6.1	4.75	602.9	4.5	3.02
Total Loans	11,444.7	81.2	2.84	9,814.5	95.3	3.88	10,997.6	76.3	2.77
Other interest-bearing assets	469.6	1.2	1.00	642.4	2.6	1.59	547.7	(3.7)	(2.69)
Total interest-earning assets/interest income	21,194.4	119.9	2.26	19,824.1	167.1	3.37	21,230.7	114.4	2.16
Interest-bearing liabilities:
Short-term borrowings	—	—	—	31.5	0.1	1.66	—	—	—
Senior notes	1,311.0	14.4	4.39	1,016.8	11.1	4.38	1,411.8	15.4	4.37
Deposits	16,429.1	1.2	0.03	14,672.8	13.6	0.37	16,379.2	1.5	0.04
FHLB	137.0	0.1	0.34	513.0	2.1	1.67	157.1	0.5	1.31
Other interest-bearing liabilities	513.9	(1.2)	(0.94)	1,595.6	4.5	1.12	1,071.6	(3.6)	(1.34)
Total interest-bearing liabilities/interest expense	$18,391.0	$14.5	0.32%	$17,829.7	$31.4	0.71%	$19,019.7	$13.8	0.29%
Net interest income/margin		$105.4	1.99%		$135.7	2.74%		$100.6	1.90%

Stifel Bancorp, Inc. (18) Net Interest Income Analysis (Unaudited):

	Three Months Ended
	December 31, 2020			December 31, 2019			September 30, 2020
($ in millions, except percentages)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
Interest-earning assets:
Cash and federal funds sold	$546.7	$0.2	0.15%	$255.7	$1.2	1.83%	$786.0	$0.3	0.14%
Investments	6,195.0	28.3	1.83	6,195.6	48.9	3.16	6,221.8	32.0	2.06
Loans	11,444.6	81.2	2.84	9,814.5	95.3	3.88	10,997.6	76.3	2.77
Other interest-bearing assets	42.9	0.4	3.20	57.4	0.5	3.77	42.9	0.2	2.86
Total interest-earning assets/interest income	$18,229.2	$110.1	2.42	$16,323.2	$145.9	3.58	$18,048.3	$108.8	2.41
Interest-bearing liabilities:
Deposits	16,429.1	1.2	0.03	14,672.8	13.6	0.37	16,379.2	1.5	0.04
FHLB	137.0	0.1	0.34	513.0	2.1	1.67	157.1	0.5	1.31
Other interest-bearing liabilities	1.4	0.1	9.87	1.6	—	7.85	1.5	—	6.08
Total interest-bearing liabilities/interest expense	$16,567.5	1.4	0.03%	$15,187.4	15.7	0.41%	$16,537.8	2.0	0.05%
Net interest income/margin		$108.7	2.39%		$130.2	3.19%		$106.8	2.37%

Stifel Bancorp, Inc. (18) - a component of Global Wealth Management

Selected operating data (unaudited):	Three Months Ended					Year Ended
($ in 000s, except percentages)	12/31/20	12/31/19	% Change	9/30/20	% Change	12/31/20	12/31/19	% Change
Net interest income	$108,699	$130,157	(16.5)	$106,812	1.8	$466,940	$520,377	(10.3)
Credit loss provision/(release)	—	4,412	n/m	(4,731)	n/m	30,547	9,977	206.2
Charge-offs	—	220	n/m	23	n/m	193	386	(50.0)
Net interest margin	2.39%	3.19%	(80) bps	2.37%	2 bps	2.60%	3.15%	(55) bps

Financial Metrics (unaudited):	As of
($ in 000s, except percentages)	12/31/20	12/31/19	9/30/20
Total assets	$18,867,133	$16,941,877	$17,854,768
Total shareholders' equity	1,399,382	1,207,469	1,378,981
Total loans, net (includes loans held for sale)	11,558,008	10,013,735	10,932,235
Total deposits	17,396,497	15,332,581	16,400,001
Available-for-sale securities, at fair value	2,229,878	3,253,588	2,823,885
Held-to-maturity securities, at amortized cost	4,114,840	2,853,360	3,395,115
Commercial and industrial	4,296,089	3,438,953	4,080,939
Residential real estate	3,956,670	3,309,548	3,804,836
Securities-based loans	1,933,974	2,098,211	1,841,516
Commercial real estate	366,485	428,549	386,957
Loans held for sale	551,248	389,693	281,475
Stifel Bank & Trust:
Common equity tier 1 capital ratio (11)	11.4%	12.1%	11.7%
Tier 1 capital ratio (11)	11.4%	12.1%	11.7%
Total capital ratio (11)	12.7%	13.3%	13.0%
Tier 1 leverage ratio (11)	7.1%	7.1%	7.2%
Stifel Bank:
Common equity tier 1 capital ratio (11)	16.5%	17.0%	18.0%
Tier 1 capital ratio (11)	16.5%	17.0%	18.0%
Total capital ratio (11)	17.7%	18.0%	19.3%
Tier 1 leverage ratio (11)	7.3%	7.1%	7.3%
Credit Metrics:
Allowance for credit losses	$135,295	$95,579	$135,275
Allowance as a percentage of retained loans	1.22%	0.98%	1.26%
Net charge-offs as a percentage of average loans	0.00%	0.00%	0.00%
Total nonperforming assets	13,925	14,748	14,615
Nonperforming assets as % of total assets	0.07%	0.09%	0.08%

Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
($ in 000s)	12/31/20	12/31/19	% Change	9/30/20	% Change	12/31/20	12/31/19	% Change
Revenues:
Commissions	$139,594	$129,129	8.1	$120,600	15.7	$513,247	$477,401	7.5
Principal transactions	46,125	44,871	2.8	42,027	9.8	174,101	172,298	1.0
Brokerage revenues	185,719	174,000	6.7	162,627	14.2	687,348	649,699	5.8

Asset management and service fees	249,907	223,952	11.6	230,765	8.3	917,353	847,977	8.2
Net interest	110,521	138,060	(19.9)	108,181	2.2	478,948	558,891	(14.3)
Investment banking (19)	9,562	9,278	3.1	8,113	17.9	36,024	37,915	(5.0)
Other income	19,543	7,655	155.3	17,150	14.0	71,153	36,077	97.2
Net revenues	575,252	552,945	4.0	526,836	9.2	2,190,826	2,130,559	2.8
Non-interest expenses:
Compensation and benefits	303,961	274,954	10.5	277,903	9.4	1,138,525	1,046,429	8.8
Non-compensation operating expenses	74,829	81,696	(8.4)	70,003	6.9	326,417	298,170	9.5
Total non-interest expenses	378,790	356,650	6.2	347,906	8.9	1,464,942	1,344,599	9.0
Income before income taxes	$196,462	$196,295	0.1	$178,930	9.8	$725,884	$785,960	(7.6)

As a percentage of net revenues:
Compensation and benefits	52.8	49.7		52.7		52.0	49.1
Non-compensation operating expenses	13.0	14.8		13.3		14.9	14.0
Income before income taxes	34.2	35.5		34.0		33.1	36.9

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
($ in 000s)	12/31/20	12/31/19	% Change	9/30/20	% Change	12/31/20	12/31/19	% Change
Revenues:
Commissions	$60,253	$54,015	11.5	$52,054	15.8	$247,380	$190,093	30.1
Principal transactions	96,612	61,537	57.0	98,856	(2.3)	414,202	232,453	78.2
Brokerage revenues	156,865	115,552	35.8	150,910	3.9	661,582	422,546	56.6
Advisory fees	173,399	155,331	11.6	80,842	114.5	428,132	447,979	(4.4)
Capital raising	154,710	112,565	37.4	129,179	19.8	488,152	331,527	47.2
Investment banking	328,109	267,896	22.5	210,021	56.2	916,284	779,506	17.5
Other (20)	4,474	8,459	(47.1)	2,434	83.8	5,281	11,965	(55.9)
Net revenues	489,448	391,907	24.9	363,365	34.7	1,583,147	1,214,017	30.4
Non-interest expenses:
Compensation and benefits	284,607	249,574	14.0	210,754	35.0	942,769	736,298	28.0
Non-compensation operating expenses	81,186	86,792	(6.5)	75,770	7.1	315,093	302,049	4.3
Total non-interest expenses	365,793	336,366	8.7	286,524	27.7	1,257,862	1,038,347	21.1
Income before income taxes	$123,655	$55,541	122.6	$76,841	60.9	$325,285	$175,670	85.2

As a percentage of net revenues:
Compensation and benefits	58.1	63.7		58.0		59.6	60.6
Non-compensation operating expenses	16.6	22.1		20.9		19.9	24.9
Income before income taxes	25.3	14.2		21.1		20.5	14.5

Non-GAAP Financial Measures

The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three months ended December 31, 2020, December 31, 2019, and September 30, 2020 and the years ended December 31, 2020 and 2019. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures primarily exclude expenses which management believes are, in some instances, non-recurring and not representative of on-going business.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these charges do, in fact, reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net income and earnings per diluted common share on a GAAP basis for the three months ended December 31, 2020, December 31, 2019, and September 30, 2020, and the years ended December 31, 2020 and 2019 to net income and earnings per diluted common share on a non-GAAP basis for the same period.

	Three Months Ended			Year Ended
($ in 000s)	12/31/20	12/31/19	9/30/20	12/31/20	12/31/19
GAAP net income applicable to Stifel Financial Corp.	$188,469	$130,690	$120,527	$503,472	$448,396
Preferred dividends	7,677	4,843	9,897	27,261	17,319
Net income available to common shareholders	180,792	125,847	110,630	476,211	431,077

Non-GAAP adjustments:
Merger-related and severance (21)	17,706	31,442	12,989	60,464	61,204
Litigation-related (22)	—	—	—	—	3,507
Provision for income taxes (23)	(3,444)	(10,690)	(3,094)	(13,828)	(16,152)
Total non-GAAP adjustments	14,262	20,752	9,895	46,636	48,559
Non-GAAP net income available to common shareholders	$195,054	$146,599	$120,525	$522,847	$479,636

Weighted average diluted shares outstanding (1)	116,828	116,720	113,775	114,573	117,878

GAAP earnings per diluted common share (1)	$1.61	$1.12	$1.06	$4.39	$3.80
Non-GAAP adjustments (1)	0.13	0.18	0.09	0.41	0.42
Non-GAAP earnings per diluted common share (1)	$1.74	$1.30	$1.15	$4.80	$4.22

GAAP earnings per diluted common share available to common shareholders (1)	$1.55	$1.08	$0.97	$4.16	$3.66
Non-GAAP adjustments (1)	0.12	0.18	0.09	0.40	0.41
Non-GAAP earnings per diluted common share available to common shareholders (1)	$1.67	$1.26	$1.06	$4.56	$4.07

Footnotes

(1)	All share and per share information has been retroactively adjusted to reflect the December 2020 three-for-two stock split.
(2)

Annualized return on average tangible common shareholders’ equity (“ROTE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible shareholders’ equity. Tangible common shareholders’ equity equals total Stifel Financial common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets was $50.7 million, $46.5 million, and $49.6 million, as of December 31, 2020 and 2019, and September 30, 2020, respectively. Historical periods have been restated to conform with the current period presentation.

(3)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures.”
(4)

Non-GAAP pre-tax margin for the three months ended December 31, 2020 of 23.8% is calculated by adding non-GAAP adjustments of $17.7 million to GAAP income before income taxes of $234.7 million and dividing it by non-GAAP net revenues for the quarter of $1.1 billion. Reconciliations of the Company’s GAAP results to certain non-GAAP measures is discussed within and under “Non-GAAP Financial Measures.”

(5)

Non-GAAP pre-tax margin for the year ended December 31, 2020 of 19.0% is calculated by adding non-GAAP adjustments of $60.5 million to GAAP income before income taxes of $651.2 million and dividing it by non-GAAP net revenues of $3.8 billion. Reconciliations of the Company’s GAAP results to certain non-GAAP measures is discussed within and under “Non-GAAP Financial Measures.”

(6)	Excludes revenue included in the Other segment.
(7)	See further discussion of non-GAAP adjustments under “Non-GAAP Financial Measures.”
(8)

In the first quarter of 2020, the Company adopted ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326) – Measurement of Credit Losses on Financial Instruments,” which amends several aspects of the measurement of credit losses on certain financial instruments, including replacing the existing incurred credit loss model and other models with the Current Expected Credit Losses (CECL) model. For further information about ASU No. 2016-13, see Note 2 “Summary of Significant Accounting Policies” in Part II, Item 8 “Financial Statements and Supplementary Data” in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

(9)	Book value per common share represents shareholders’ equity (excluding preferred stock and non-controlling interests) divided by period end common shares outstanding.
(10)

Annualized return on average common shareholders’ equity (“ROE”) is calculated by dividing annualized net income applicable to common shareholders by average Stifel Financial common shareholders’ equity or, in the case of non-GAAP ROE, calculated by dividing non-GAAP net income applicable to commons shareholders by average Stifel Financial common shareholders’ equity.

(11)	Capital ratios are estimates at time of the Company’s earnings release.
(12)	On March 27, 2020, the Company sold Ziegler Capital Management LLC, which had approximately $10.5 billion of fee-based client assets at December 31, 2019.
(13)	Includes client margin balances held by the Company’s broker-dealer subsidiaries and securities-based loans held at the Company’s bank subsidiaries.
(14)	Includes Private Client Group and Trust Business.
(15)	Includes fund networking fees, retirement fees, transaction/handling fees, and ACAT fees.
(16)	Asset management assets managed in Private Client Group or Trust accounts.
(17)	Return on assets (ROA) is calculated based on prior period-end balances for Private Client Group, period-end balances for Asset Management, and average quarterly balances for Individual Program Banks.
(18)	Includes Stifel Bank & Trust, Stifel Bank, Stifel Trust Company, N.A, and Stifel Trust Company Delaware, N.A.
(19)	Includes capital raising and advisory fees.
(20)	Includes net interest, asset management and service fees, and other income.
(21)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards and promissory notes issued as retention, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(22)	Primarily related to costs associated with Company’s legal matters.
(23)	See details of non-GAAP adjustments under “Provision for Income Taxes.”